CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 2, 2005 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 3 as of January 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.


                                                  GRANT THORNTON LLP


Chicago, Illinois
May 24, 2005